                                                                   EXHIBIT 10.01



The State of Texas      ) (
County of Travis        ) (


THIS LEASE AGREEMENT, made and entered into this 12th day of August, AD, 1998, with effective date provided below by and between William B. and Cheri Stringer, HEREINAFTER called "Lessor" and Micro-Media Solutions, Inc., HEREINAFTER called "Lessee."

WITNESSETH:

THAT for and in consideration of covenants, agreements and stipulations herein contained, Lessor does hereby demise and lease unto Lessee, and Lessee does hereby take, rent and hire from Lessor for the term and upon the terms and conditions hereinafter set out a lease space as follows:
An approximate 20,540 square foot building located at: 2000 East 6th Street, Austin, Travis County, Texas, being more particularly described as a portion of Lot 1 of Outlot 7, Division A of the H & TC Railroad Addition, described more particularly on Exhibit "A" attached hereto (the "Leased Premises").

1. PURPOSE. Lessee will use the Leased Premises for the following purpose(s):
Electronic manufacturing, testing, programming, distribution and storage.

Lessee will use the Leased Premises for no other purpose(s) without the written consent of Lessor. Lessee's business will be advertised as and operated under the name of Micro-Media Solutions, Inc., (MSI) unless and until the company or franchise (if any) changes it's name, whereupon Lessee may use and advertise such new name. Lessee binds and obligates itself to occupy and use the entire Leased Premises continuously during the term of this lease for the purpose provided above and according to the generally accepted standards for the operation of same or similar businesses.

2. TERM, COMMENCEMENT AND RENEWAL OPTION.

(a.) Initial Term. The initial term of this Lease will begin either September 1, 1998, or upon Lessee's possession of the Leased Premises whichever occurs first, which date will hereinafter be referred to as the Commencement Date. This Lease will terminate on the last day of the eighty-fourth (84th) full calendar month after the Commencement Date, unless sooner terminated in accordance with the terms and conditions hereinafter set forth. During the last three hundred and sixty (360) days of this Lease, Lessor will have the right to enter and show the Leased Premises during Lessee's normal business hours and place "For Lease" signs on the Leased Premises for the purpose of reletting Lessee's Leased Premises.

(b.) Renewal Option. Provided Lessee is not in default of any of the terms agreed to herein, Lessee will have the option to extend this Lease for one period of three (3) years. Lessee must notify Lessor in writing of Lessee's intent to exercise the three year option no later than 360 days prior to the expiration of the initial term. Lessee's failure to notify Lessor in writing within the required time limit will render Lessee's option to extend this Lease null and void.

3. DELIVERY OF POSSESSION. Lessor will deliver keys and possession of the Leased Premises to Lessee on the lease commencement date stated in Paragraph 2 unless otherwise agreed in writing by the parties.

4. MINIMUM RENTAL. As minimum rental for the Leased Premises, Lessee agrees to pay Lessor $ 7,189.00 per month (to be adjusted annually) payable in advance on or before the first day of each month during the term of this Lease, beginning on the Commencement Date hereof. If the Lease term does not begin on the first day of the calendar month, Lessee will pay in advance a pro rata part of the minimum rental and all other additional monthly rentals referred to herein (based upon the number of calendar days in such month that Lessee will occupy the premises), as rental for such partial month. All rental payments will be paid to Lessor in Travis County, Texas, at the address set out in Paragraph 30. In the event that the rental is not received by the close of business on the fifth (5th) of the month in which it is owed, Lessee will pay a delinquent charge of two percent (2%) per day of the agreed rental through the fifth (5th) and one percent (1%) per day for each additional day thereafter for a maximum of 15 days. Such delinquent charge is due with the rental as additional rental.

a. Annual Adjustment to Minimum Rental.

The minimum rental during each year of the Lease is as follows:

Year 1          $ 7,189.00
Year 2          $ 7,548.45
Year 3          $ 7,925.87
Year 4          $ 8,322.17
Year 5          $ 8,738.27
Year 6          $ 9,175.19
Year 7          $ 9,633.95

(b.) Minimum Rental for Option Period.

In the event Lessee elects to exercise the option to extend, and exercises such option as required in Paragraph 2(b), the minimum rental amounts will be as follows:

Year 8          $ 10,115.65
Year 9          $ 10,621.43
Year 10         $ 11,152.50

5. TAXES. Lessor will pay all ad valorem taxes levied on the Leased Premises and Lessee will, as additional rental, reimburse Lessor a proportionate share of the taxes monthly in the amount of $ 341.00 based on Lessor's 1997 tax payments. Lessee's proportionate share is based upon the percentage which Lessee's net leaseable area bears to the total net leaseable area of the entire building and will be adjusted annually as taxes are paid. For the purposes of this Lease, Lessee's proportionate share of the building is one-hundred percent (100%). In the event of a deficit in Lessee's accrued tax payments, Lessor will notify Lessee of such difference and Lessee will pay the difference owed within ten
(10) days of such notice. Any excess paid in by Lessee will be applied to the following year's taxes. It is the intent of this Lease that Lessee will pay taxes only for the period of this agreed lease and any surplus Lessee has paid in at the expiration of this Lease will be refunded to Lessee in a timely manner. Lessor will provide Lessee with tax statements evidencing the amounts requested as being correct. The tax prorations will be adjusted as Lessor's actual tax payments increase or decrease for the Leased Premises.


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Lessee will pay all personal property taxes levied on all fixtures, equipment or other personal property which Lessee places on or about the Leased Premises.

6. CASUALTY INSURANCE. Lessor will maintain in full force and effect during the term of this Lease, Commercial Building owner's insurance and Comprehensive General Public Liability Insurance on the Leased Premises. The coverage will include but not be limited to fire and extended coverage, vandalism and malicious mischief coverage, ordinance at law and loss of rents insurance in amounts sufficient to replace the Leased Premises (whether damaged or destroyed in whole or in part.) In addition to all rent and other payments to be made by Lessee as provided herein, Lessee will also pay, as additional monthly rental, a monthly amount of $ 316.50, for the cost of the commercial property insurance maintained by Lessor on the building, during this Lease. Such insurance prorations may increase or decrease as Lessor's actual cost for the referenced insurance changes.

7. ADDITIONAL RENTAL. All payments required to be made by Lessee under the terms of this Lease for taxes, insurance and all other charges will be considered as additional rental and will be due and payable with the regular rental payments unless otherwise specifically called for herein.

8. TOTAL SCHEDULED RENTAL. The total agreed rental due upon signing this Lease and each month thereafter until adjustments occur as provided herein, is calculated below:

Minimum Rental      $ 7,189.00
Taxes                   341.00 (see Paragraph 5)
Insurance               316.50 (see Paragraph 6)
TOTAL               $ 7,846.50

The total amount due upon the inception of this lease is as follows:

Total Scheduled Rental    $  7,846.50
Security Deposit          $  7,846.50 (see Paragraph 31)
TOTAL DUE                 $ 15,693.00

9. LESSEE'S PREMISES. Lessor will provide Lessee's premises in an "as is" condition with the exception Lessor will:
(a) Complete the drop ceiling in the production area of the east half of the building.
(b) Paint a stripe 6 feet to 8 feet in height across the front of the building at Lessor's discretion in a color to closely match Lessee's corporate color of green.
(c) Install a double door in the demising wall between the east and west halves of the building and at a location mutually agreeable to Lessor and Lessee.

Such improvements by Lessor will not be causes for delay of possession and Lessor will complete such improvements in an expeditious manner. The terms "Lessee's premises", and "Leased Premises" as used in this Lease, all mean the premises.

10. SIGNS. Lessee will not place or suffer to be placed or maintain on the exterior of the Leased Premises or in the parking area or sidewalks any sign, advertising matter, or any other advertising of any kind, and will not place or maintain any decoration, lettering, or advertising matter on or about the glass of any window or door of the exterior of the Leased Premises without first obtaining Lessor's written approval, and Lessee will maintain such signs, lettering, advertising matter or the other things as may be approved, in good condition and repair at all times.

11. MAINTENANCE AND REPAIRS. Lessor agrees to maintain at its' own cost and expense the exterior walls, foundations, parking lot, roof, gutters and downspouts and external and structural elements of the improvements in good condition and repair (as to structural soundness only) during the term of this Lease, unless damage to such portions of the improvements is caused by the acts or omissions of the Lessee, its' agents, customers or invitees, in which event Lessee will bear the cost of such repair. Lessee agrees to maintain at its' own cost and expense the balance of the Leased Premises including, but not limited to the interior improvements, the exterior entrance doors and/or overhead doors and all other fixtures applicable to the Leased Premises in substantially the same condition as at the beginning of the term, excepting only reasonable wear and tear arising from the proper use thereof, and will make all necessary repairs to keep the Leased Premises in good order and condition.

Lessee will keep the parking lot free and clear of trash and refuse and keep the vegetation in the front and rear of the building in a neat and orderly manner. In the event Lessor or Lessee landscapes the vegetated area in front of the property, Lessee will maintain such landscaped area thereafter.

Lessee will provide and maintain vermin-proof receptacles for Lessee's own use in the event refuse is temporarily stored outside of the Leased Premises, and Lessee will be responsible for the removal of said refuse and will promptly and strictly comply with all health, sanitary or other laws, regulations and ordinances pertaining to the depositing and removal of such refuse from or about the Leased Premises. Lessee's refuse receptacle will be placed in a location designated by Lessor.

Lessee will maintain, repair, and replace, when necessary, the air conditioning, plumbing, gas and electrical appurtenances and fixtures in the Leased Premises and will retain the services of an outside vendor for the purpose of monthly air conditioner filter changes. A copy of Lessee's current agreement with said filter service will be maintained with Lessor.

Lessee will maintain an adequate number of two and one-half gallon soda-acid fire extinguishers, or as otherwise required, in the Leased Premises as may be reasonably required by Lessor, the Austin Fire Department, or Lessor's insurance company, covering the Leased Premises and in no event less than one such extinguisher for the Leased Premises. Lessor will not be liable to Lessee or any other person whomsoever for injury or damage to Lessee or any other person whomsoever for injury or damage to persons or property received on or incidental to the use of said Leased Premises.

Lessee will indemnify and save harmless Lessor from and against any loss, claim, expense or liability in connection therewith including Lessor's failure to repair. All outside window breakage, including plate glass doors and special window front equipment will be repaired by Lessee at Lessee's expense unless Lessor or its agents cause such breakage.

12. ALTERATIONS BY LESSEE. Lessee may not make any alterations (demolition, improvements or other modifications) of any kind to the Leased Premises without Lessor's written consent. Consent for governmentally required changes may not be unreasonably withheld. "Alterations" include structural changes, roof and wall penetrations, and all plumbing, electrical and HVAC changes. Request for Lessor's approval of alterations will be in writing and will be detailed to Lessor's reasonable satisfaction. The foregoing will be done only by Lessor's contractors or employees or by third parties approved by Lessor in writing, such approval not to be unreasonably withheld. If same are performed by Lessee with Lessor's approval, Lessee will not allow any liens to be placed against the Leased Premises as a result of such alterations. Alterations will comply with all applicable laws. Changes in Lessee's alterations in Lessee's space which may be later required by governmental actions will also be paid by Lessee.

13. REMOVAL OF PROPERTY BY LESSEE. Lessee may remove its trade fixtures, furniture and equipment only if (1) such removal is made prior to the end of the Lease term, (2) Lessee is not in default under this Lease at time of removal, and (3) such removal is not in anticipation of an early move-out prior to the end of the Lease term. Lessee will pay all costs of removal. Lessee will have no rights to property remaining on the Leased Premises after move-out. Lessee may not remove any alterations or improvements such as wall-to-wall carpeting, book shelves, window coverings, drapes, cabinets, electrical/telecommunication wiring or terminals, paneling, counters, kitchen lavatories or break-room built-ins, shelving, wall coverings, and anything else attached to the floor, walls, or ceilings. If Lessor requests in writing, Lessee will, immediately prior to moving out, remove any alterations, fixtures, equipment, and any other property installed by Lessee. Lessee will pay for cleaning or repairing damage caused by Lessee's removal of any property.

14. INSPECTION OF LEASED PREMISES. Lessor will have the right to enter upon the Leased Premises at all reasonable hours for the purpose of inspecting same. Lessor has the right, in the event Lessee does not maintain the premises as required herein and after giving Lessee written notice and ten (10) business days to cure such default, to order such repairs or maintenance as may be deemed necessary by Lessor, and to charge the cost and administration thereof to Lessee, said cost to be an additional amount due from Lessee on the first day of the month following notice to Lessee that such work has been performed by Lessor on behalf of Lessee.

15. COMPLIANCE WITH LAWS. Lessee and Lessor will comply with all material statutes, ordinances, rules, orders, regulations, requirements of the federal, state, county and city governments and all departments thereof applicable to the Leased Premises or the business conducted therein by Lessee.

16. LIABILITY INSURANCE. Lessee will provide Lessee's own public liability insurance for its operation on the Leased Premises in an amount equal to the minimum "primary coverage" amount required by Lessee's insurance carrier as a completion for purchasing umbrella liability insurance by Lessee. In no event will such coverage be less than $ 1,000,000. Upon written notice by Lessor to Lessee, such dollar amount of Lessee's liability policy will be increased by the amount of any increase required by Lessee's carrier for "primary coverage" under an umbrella liability policy. Lessee is encouraged to maintain fire and extended coverage insurance (including vandalism and malicious mischief) on the contents in the Leased Premises, including fixtures, furniture, equipment, supplies, inventory and other personal property. Such property is not covered by Lessor's insurance. Certificates for such insurance will be provided by Lessee to Lessor within fifteen (15) days of the date of this agreement showing Lessor to be an additional insured, and will indicate that the policy will not be canceled without ten (10) days prior written notice being first given to Lessor. A duplicate original of such policy will be deposited with Lessor.

17. HOLD HARMLESS. To the extent that it is not covered by Lessor or Lessor's insurance, Lessee will indemnify Lessor for and will hold Lessor harmless from all fines, claims, liabilities, and suits (including costs and expenses of defending against same) resulting from any breach or nonperformance of the Lease or caused by Lessee or Lessee's agents, employees, family, licensees, or invitees. To the extent that it is not covered by Lessee's insurance, Lessor will indemnify Lessee for and will hold Lessee harmless from all fines, claims, liabilities, and suits (including costs and expenses of defending against same) resulting from any breach or nonperformance of the Lease by Lessor or Lessor's agents, employees, family, licensees, or invitees. To the extent that it is covered by Lessor or Lessee's insurance, Lessor and Lessee will not be liable to the other or the other's agents, employees, or family for any damage to personal property resulting from any act, omission, or negligence of any other tenant or occupant of the Leased Premises.

18. CONDEMNATION. If any part of the Leased Premises is taken by condemnation or by deed in lieu of condemnation by any governmental authority, this Lease will terminate one day prior to such taking. If any part of the Leased Premise's parking lot is so taken, Lessee's right to use such portion will terminate one day prior to such taking; and Lessee's rent will be reduced only to the extent that such partial taking reduces the fair market value of the Leased Premises. Lessor will pay all costs associated with construction reasonably necessary to render the Leased Premises usable for Lessee's permitted purposes after such partial taking. All compensation awarded for any partial or total taking of the Leased Premises will be the Property of Lessor. If Lessor has received written notice of intent to condemn, Lessee will upon ten (10) days written request by Lessor execute an acknowledgment that the Lease terminates one day prior to the condemnation or deed in lieu of condemnation and that Lessee claims no interest in the condemnation award. Lessor will have no interest in any monies paid by the condemning authorities to Lessee for moving costs or for the taking of Lessee's fixtures and other personal property within the Leased Premises (excluding leasehold improvements) if a separate award for such items is made to Lessee.

19. DEFAULT BY LESSOR. Lessee will be entitled to recover actual damages and terminate this Lease if (1) Lessor fails to pay any sum due and owing to Lessee within ten (10) days after written demand from Lessee, or (2) Lessor remains in default on any other obligation for ten (10) days after Lessee's written demand for performance. However, Lessor will not be in default if Lessor promptly commences to cure such noncompliance and diligently proceeds in good faith to cure same after receiving written notice of such default. If taxes on the Leased Premises are not timely paid by Lessor, Lessee may pay same and be entitled to reimbursement by Lessor. If Lessor fails to perform any covenant, term or condition of this Lease that Lessor is obligated to perform and, as a consequence of such nonperformance, Lessee will recover a money judgment against Lessor, such judgment will be satisfied only out of Lessor's equity in the Leased Premises. Lessor will have no liability whatsoever for any deficiency, and no other property or assets of Lessor will be subject to levy, execution or other enforcement procedures as a result of such judgment.

20. DEFAULT BY LESSEE. If Lessee defaults, Lessor will have all remedies set forth below. (a.) Definition of default. The occurrence of any of the following will constitute a default by Lessee: (1) failure to pay rent or any other sum due by Lessee under this Lease (including but not limited to monthly tax and insurance reimbursements to Lessor) within 5 days after written demand therefor by Lessor; (2) failure to vacate on or before the last day of the Lease term, renewal term, or extension period; (3) failure to pay rent in advance on a daily basis in the event of unlawful holdover by Lessee; (4) unauthorized early move-out or notice of same as set forth below; (5) acquisition of Lessee's interest in the Lease by a third party by judicial or non-judicial process; or
(6) failure to comply with any other provision of the Lease (including rules, of any) if such failure to comply is not cured as soon as reasonably possible after delivery of written notice by Lessor to Lessee. However, Lessee will not be in default under subclause (6) above if Lessee promptly commences to cure such noncompliance and diligently proceeds in good faith to cure same after receiving written notice of such default.

(b.) Acceleration upon early move-out. If Lessee is lawfully evicted, or if Lessee moves out or gives verbal or written notice (in person or by an authorized employee or agent) of intent to move out prior to the end of the Lease term without the rent being paid in full for the entire remainder of the Lease term or renewal or extension period or without prior written consent of Lessor, evicted or abandons Leased Premises all remaining rents for the remainder of the Lease term will be accelerated immediately and automatically, without demand or notice. Such accelerated rents will be due and delinquent without notice before or after such acceleration. Such acceleration will occur even if the rent for the current monthly has been paid in full.

(c.) Termination of possession. If Lessee is in default as defined in subparagraph (a.) above and if Lessee remains in default for 5 days after Lessor gives notice of such default to Lessee, or if Lessee abandons the Leased Premises, Lessor may (with or without demand for performance) terminate Lessee's right of possession by giving one day's written notice to vacate; and Lessor will be entitled to immediate possession without termination of Lessee's obligations under the Lease. Lessor's repossession will not be considered an election to terminate this Lease unless written notice of such intention to terminate is given to Lessee by Lessor. Repossession may be by voluntary agreement or by eviction lawsuit. Commencement of an eviction lawsuit will not preclude other Lessor remedies under this Lease or other laws.

(d.) Reletting costs. If Lessee is in default under this Lease and if Lessor terminates Lessee's right of possession without terminating this Lease and Lessee's space is released, Lessee will pay upon Lessor's demand the following;
(1) all costs of reletting (which in no event will be less than one month's rent), including leasing commissions, rent concessions (whether in the form of assuming or buying out Lease remainders elsewhere, free rent for a period of time, or reduced rental rates), utilities during the vacancy, advertising costs, administrative overhead, and all cost of repair, remodeling, or redecorating for replacement tenants in the Leased Premises, (2) all rent and other indebtedness due from Lessee to Lessor through the date of termination of Lessee's right of possession, and (3) all rent and other sums required to be paid by Lessee during the remainder of the entire Lease term subject to the acceleration paragraph above.

(e.) Mitigation by Lessor. Upon eviction or voluntary vacation of the Leased Premises by Lessee without the Lease being terminated by Lessor, Lessor will make reasonable efforts to relet the Leased Premises. After deduction of reasonable expenses incurred by Lessor, Lessee will receive credit for any rentals received by Lessor through reletting the Leased Premises during the remainder of the Lease term or renewal or extension period. Such deductible expenses may include leasing commissions, attorney's fees, and all other reasonable expenses in connection with reletting. Lawsuits to collect amounts due by Lessee under this Lease may be brought from time to time on one or more occasions without the necessity of Lessor's waiting until the expiration of the Lease term. If judgment for accelerated rents is recovered, Lessor will give credit against such judgment for subsequent payments made by Lessee and subsequent rentals received by Lessor from other tenants of the Leased Premises, less lawful deductions and expenses of reletting that have not been paid by Lessee.

(f.) Termination of Lease. Upon default by Lessee, Lessor may terminate this Lease at any time after termination of Lessee's possession rights under subparagraph (c.) by giving written notice of termination pursuant to Paragraph 30.

21. DAMAGES. In addition to other remedies, Lessor may recover actual damages resulting from Lessee's default.

22. DESTRUCTION BY FIRE OR OTHER CASUALTY.

(a) Total destruction, rent abatement, and restoration. If the Leased Premises is totally destroyed by fire or other casualty so that it cannot reasonably be used by Lessee and if this Lease is not terminated as provided in subparagraph
(d) below, there will be a total abatement of Lessee's rent until the Leased Premises is restored by Lessor and Lessee.

(b) Partial destruction, rent abatement, and restoration. If the Leased Premises is partially destroyed or damaged by fire or other hazard so that it can be only partially used by Lessee for the purposes allowed in this Lease and if this Lease is not terminated as provided in subparagraph (d) below, there will be a partial abatement of Lessee's rent and Lessee's obligation to pay operating expenses which fairly and reasonably corresponds to the time and extent to which the Leased Premises cannot reasonably be used by Lessee.

(c) Restoration. Lessor's obligation to restore will be limited to the condition of the Leased Premises existing prior to the casualty. Lessor will proceed with diligence to restore the Leased Premises. During restoration, Lessee will continue business to the extent practical in Lessee's reasonable judgment.

(d) Lease termination. If the Leased Premises is so badly damaged that restoration and repairs cannot be completed within 6 months after the fire or casualty, then this Lease may be terminated as of the date of the destruction by either Lessor or Lessee by serving written notice upon the other. Termination notice must be delivered within 30 days after the casualty.

23. ASSIGNMENT. Lessee may not assign, sublet or underlet the Leased Premises or any portion thereof without the prior written approval of Lessor. Any attempt to do so will be null and void. Neither the acceptance of rent from any assignment, sublease, or underlease nor the passage of time will constitute a waiver of this prohibition. In the event Lessor's written approval is given to such assignment, subletting or underletting, Lessee will not be relieved from any liability hereunder.

24. HOLDING OVER. If Lessee remains in possession of the leased premises after the expiration of, or mutual agreed termination of this Lease, without the execution by Lessor and Lessee of a new Lease or a negotiated extension of this Lease, then (a) Lessee will be deemed to be occupying the leased premises as a tenant-at-sufferance on a daily basis, subject to all obligations of this Lease,
(b) Lessee will pay for the entire holdover period at the rate of one hundred twenty-five percent (125%) of the rental for the most recently completed lease period, (c) Lessee will be subject to all other remedies of Lessor as provided in Paragraphs 20 and 21, (d) Lessee will indemnify Lessor and /or prospective tenants for damages (including lost rentals, storage expenses, and attorney's fees), and (e) at Lessor's sole option, Lessee may extend the lease term for a period of one month at the then current rental rates for the building, as reasonably determined by Lessor, by written notice to Lessee. Holdover rents will be immediately due on a daily basis and delinquent without notice or demand; and the prior written notice and waiting period requirements of Paragraph 20 will not be necessary in order for Lessor to exercise remedies thereunder.

25. ATTORNEY'S FEES, INTEREST AND OTHER EXPENSES. All sums due and unpaid by Lessor or Lessee under this Lease will bear interest at the maximum lawful rate of interest from date of default under Paragraph 20 or other paragraphs until paid, plus any late payment fees due under this Lease. Late payment fees will be considered liquidated damages for Lessor's loss of use of such funds during the time of delinquency. If either party is in default under this Lease and if it becomes necessary for the non-breaching party to place this Lease in the hands of an attorney in order to enforce the rights or remedies of such non-breaching party, the non-breaching party, may recover reasonable attorney's fees even if suit has not been filed. In any lawsuit concerning this Lease, the prevailing party will be entitled to recover reasonable attorney's fees from the nonprevailing party, plus all out-of pocket expenses such as deposition costs, telephone calls, travel expenses, expert witness fees, court cost, and other reasonable expenses.

26. NONWAIVER. Lessor's acceptance of rent or failure to complain of any action, nonaction or default of Lessee, whether singular or repetitive, will not constitute a waiver of any of Lessor's rights. If Lessee's payment of any sums due Lessor is accompanied by written conditions or is represented by Lessee to be a settlement or satisfaction of any obligation, Lessor may accept and deposit such monies without being bound by such conditions or representation unless Lessor expressly agrees in a separate written instrument. Lessor's waiver of any right of Lessor or any default of Lessee will not constitute a waiver of any other right or constitute waiver of any other default or subsequent default. No act or omission by Lessor or Lessor's agents will (in the absence of a signed agreement) be deemed an acceptance of surrender of the leased premises. No agreement by Lessor to accept a surrender of the leased premises will be valid unless it is in writing and signed by a duly authorized agent of Lessor.

27. SURRENDER OF PREMISES. At the expiration or termination of this Lease or the termination of Lessee's right of possession, Lessee will surrender the lease premises to Lessor in the same condition as on the date of initial possession by Lessee, ordinary wear and tear excepted. Removal of property by Lessee upon Lessee's surrender of the leased premises will be in accordance with this Lease. Upon surrender, Lessee will provide Lessor with all of Lessee's keys to the Leased Premises and the combination to all safes and vaults, if any, in the Leased Premises.

28. LIEN FOR RENT.

(a.) Notwithstanding anything to the contrary in this Lease, Lessor's landlord lien will be subordinate to any existing security interest and any future bona fide security interests on Lessee's personal property if such security interest is properly perfected and timely recorded as required by the Texas Business Code. Lessor will cooperate in signing lien subordinations in accordance with the foregoing. Any lien subordination will be on forms reasonably acceptable to Lessor, provided they are substantially the same as the form in attached Exhibit E.

(b.) Subject to the limitations of subparagraph (a) above, Lessee gives to Lessor a contractual lien on all of Lessee's property which may be found on the Leased Premises to secure payment of all monies and damages owed by Lessee under the Lease. Such lien also covers all insurance proceeds on such property. Lessee will not remove such property while rent or other sums remain due and unpaid to Lessor and such property will not be removed until all Lessee's obligations under the Lease have been complied with. This lien is in addition to Lessor's statutory lien under Section 54.021 of the Texas Property Code. If Lessee is in default for nonpayment of rent or any other sums due by Lessee, Lessor's representatives may peacefully enter the Leased Premises and remove and store all property. If Lessor removes any property under this lien, Lessor will leave the following information in a conspicuous place inside the Leased Premises; (1) written notice of exercise of lien (2) a list of items removed, (3) the name of Lessor's representative who removed such items, and (4) the date of such removal. Lessor will be entitled to reasonable charges for packing, removing, or storing abandoned or seized property, and may sell same at public or private sale (subject to any properly recorded chattel mortgage or recorded financing statement) after 30 days' written notice of time and place of sale is given to Lessee by certified mail, return receipt requested. Upon request by Lessor, Lessee will acknowledge the above lien rights by executing a UCC-1 form or similar form reflecting same.

Lessor's subordination of Lessor's lien to any UCC-1 line will be subject to the following condition: If such UCC-1 lienholder removes or causes to be removed any property attached to the Leased Premises, such lienholder will restore the premises to its condition prior to the removal of the fixtures.

29. NO TERMINATION ON BANKRUPTCY. Neither bankruptcy, insolvency, assignment for the benefit of creditors, nor the appointment of a receiver will affect this Lease so long as all covenants of Lessee are continued in performance by Lessee or Lessor and their respective successors or legal representatives.

30. NOTICES. Any notices, requests or other communications required hereunder will be in writing, and will be deemed duly given if made in writing and personally delivered, mailed by registered or certified mail or sent by facsimile transmission with receipt confirmed, as follows:

    TO LESSOR:     William B. & Cheri Stringer
                   c/o Ausvest, Inc.
                   1135 W. 6th Street, Suite 115
                   Austin, Texas 78703
                   (512) 472-5606
                   (512) 472-5701 FAX


    TO LESSEE:     Jose Chavez, CEO and President
                   Micro-Media Solutions, Inc.
                   501 Waller
                   Austin, Texas 78702
                   (512) 476-6925
                   (512) 473-2371 (FAX)

The parties may change their address for notice by notice given in accordance with this Paragraph.

31. SECURITY DEPOSIT. In addition to the rental for the first month of the Lease, Lessee will promptly upon execution of this Lease pay the Lessor the sum of $ 7,846.50 to remain on deposit with Lessor, without liability for interest, as security for the faithful performance of all the terms and conditions of this Lease by Lessee. Upon the effective date of any rental increases throughout the term of this Lease and/or any extensions hereof, Lessee will make additional payments to Lessor, so that Lessor at all times holds a security deposit equal to the then current monthly rental amount. If Lessee should default in performing any term or provision of this Lease, then the security deposit, or any part hereof, may be applied to the damages or expenses sustained by Lessor by reason of such default; such application will not be construed as an agreement to limit the amount of Lessor's claim or as a waiver of any damages, but on the contrary Lessor's claim for damages not covered by such security deposit will remain in full force and effect. Lessee will immediately restore the security deposit to the level of the current Total Scheduled Rental after any portion of it is applied to amounts due and unpaid by Lessee. If, at the end of the term of the Lease, Lessee is not in default in the performance of any provision of this Lease, the security deposit, or any balance thereof remaining, will be refunded to Lessee.

32. HEIRS AND ASSIGNS. This Lease will be binding upon and inure to the benefit of the heirs, legatees, devisees, executors, administrators, successors, and assigns of the respective parties hereto, who may come into possession of the premises in any manner whatsoever, provided that no transferee of Lessor's interest in the premises will disturb Lessee's quiet enjoyment while Lessee is not in default.

33. ESTOPPEL CERTIFICATES. From time to time, upon 10 days prior written request from Lessor, Lessee will execute and deliver to Lessor the estoppel certificate attached as Exhibit B. The form in Exhibit B may be changed as reasonably required by a prospective purchaser or lender. If any statement in the estoppel certificate form is contrary to the facts existing at the time of execution of such form, Lessee may correct same before signing. Reasonable modifications in the form may be made as requested by a prospective lienholder or purchaser of the Leased Premises. If Lessee fails to comply with the foregoing by the end of such 10-day period, it will be conclusively presumed that (1) this Lease is in full force and effect without any subleases or assignments and is unamended or modified except for amendments verified by affidavit of Lessor to the prospective lienholder or purchaser, (2) no rents, security deposits, or other charges have been prepaid, (3) the statements contained in the estoppel certificate from (Exhibit B) are correct, (4) there are no uncured defaults by Lessor, (5) Lessee has no right of offset or rescission, and (6) any prospective purchaser or lienholder may conclusively rely on such silence or noncompliance by Lessee and may conclusively assume no Lessor defaults within the 120 days following Lessee's receipt of Lessor's request for an estoppel certificate. If the estopel certificate discloses the name and address of the entity who will be relying on the estoppel certificate, Lessee will, during the 120 days following the date of the estoppel certifiate, have the duty to give to such entity written notice of any default by Lessor.

34. SUBORDINATION. Upon request of Lessor, Lessee will in writing subordinate its' rights hereunder to the lien of any first mortgage, or first deed of trust, to any bank, insurance company or other lending institution, now or hereafter in force against the land and building of which the Leased Premises are a part, and upon any buildings hereafter placed upon the land of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof, provided that such lien holder agrees not to disturb Lessee's quiet enjoyment of the premises so long as Lessee is not in default.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Leased Premises, Lessee will attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this Lease.

Lessor will obtain from each holder of a deed of trust, mortgage or security agreement that is superior to this Lease (and from future holders of such instruments) a written nondisturbance agreement in recordable form and provided by Lessee, confirming that the rights of Lessee will remain in effect (including in the event of a foreclosure) during the term of the Lease (and its exercised renewals) and that Lessee's occupancy, use and enjoyment of the premises will not be disturbed so long as Lessee will continue to faithfully perform and observe the covenants and conditions of this Lease.

35. LESSOR'S WARRANTY OF TITLE. Lessor hereby represents and warrants that he is the owner in fee simple absolute of the leased premises or is authorized to enter into this agreement on behalf of such owners subject to previously recorded covenants, conditions, restrictions, easements, and other matters of record: and Lessor represents that it is aware of no such matter of record that would conflict with or impair Lessor's warranty in Paragraph 36. Lessor's duties and warranties are limited to those expressly stated in this Lease and will not include any implied duties or implied warranties, now or in the future. No representations or warranties have been made by Lessor other than those expressly contained in this Lease.

36. LESSOR'S WARRANTY OF QUIET ENJOYMENT. Lessor covenants and agrees that Lessee, on paying the rent and other charges herein provided for and observing and keeping the covenants, conditions, and terms of this Lease and Lessee's part to be kept or performed, will lawfully and quietly hold, occupy, and enjoy the leased premises during the term of this Lease without hindrance or molestation of Lessor or any person claiming under Lessor except such portion of the leased premises, if any, is taken under the power of eminent domain.

37. REPRESENTATIONS AND WARRANTIES BY LESSEE. Lessee warrants to Lessor that (1) any financial statements of Lessee heretofore furnished to Lessor are true and correct to the best of Lessee's knowledge, (2) there has been no significant adverse change in Lessee's financial condition since the date of any financial statements provided to Lessor, (3) any financial statements presented to Lessor fairly represent the financial condition of Lessee upon those dates and at the time of execution hereof, and (4) there are no delinquent taxes due and unpaid by Lessee. Lessee warrants that Lessee has disclosed in writing to Lessor all lawsuits pending or threatened against Lessee, and Lessee has made no material misrepresentation or material omission of facts regarding Lessee's financial condition or business operations. Any financial statements submitted to Lessor must be dated and signed by Lessee. Lessee acknowledges that if financial statements are submitted, Lessor has relied on the above information furnished by Lessee to Lessor and that Lessor would not have entered into this Lease otherwise. Financial statements referred to in subparagraph (1) above are attached as Exhibit D. The parties agree to keep the information in Exhibit D confidential except as reasonably required for legitimate business purposes. (Lessor's banker, attorney, partners, etc.)

38. HAZARDOUS MATERIALS.

     a. Lessee will not cause or permit any Hazardous Material (as hereinafter defined) to be brought on, stored, or used in or about the Leased Premises by Lessee, its agents, employees, contractors, or invitees, other than those expressly permitted by Lessor. If Lessee breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials on the Leased Premises caused or permitted by Lessee (including Hazardous Materials specifically permitted) results in contamination of the Leased Premises, or if contamination of the Leased

Premises by Hazardous Material otherwise occurs for which Lessee is legally liable to Lessor for damage resulting therefrom, then Lessee will indemnify, defend, and hold Lessor, its agents, and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Leased Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing of space in the Leased Premises, and amounts paid in settlement of claims, costs, attorneys' fees, consultant fees, and expert fees) that arise during or after the term of this Agreement as a result of such contamination. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of any site conditions or any cleanup, remediation, removal, or restoration work required by any federal, state, or local government agency, or political subdivision because of Hazardous Material present in the soil or ground water on or under the Leased Premises as a result of Lessee's actions. Without limiting the foregoing, if the presence of any Hazardous Material on the Leased Premises caused or permitted by Lessee results in any contamination of the Leased Premises, Lessee will promptly take all actions at its sole expense as are necessary to return the Leased Premises to the condition existing prior to the introduction of any such Hazardous Material to the Leased Premises, provided that Lessor's approval of such action will be first obtained, which approval will not be unreasonably withheld so long as such action would not potentially have any material adverse long-term or short-term effect on the Leased Premises.

     b. Notwithstanding the provisions of subparagraph (a) above, if (i) any anticipated use of the Leased Premises by Lessee involves generation, storage, use, treatment, or disposal of Hazardous Material, (ii) Lessee has been required by any prior Lessor, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question, or (iii) Lessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material, Lessor will have the right to terminate this Agreement in Lessor's sole and absolute discretion (with respect to any such matter involving Lessee).

     c. At any time prior to the expiration of the term of this Agreement, Lessor will have the right to conduct appropriate tests of water and soil and to deliver to Lessee the result of such tests to demonstrate the contamination in excess of permissible levels has occurred as a result of Lessee's use of the Leased Premises. Lessee will be solely responsible for and will defend, indemnify, and hold Lessor and its agents, and contractors harmless from any and against any and all claims, costs, and liabilities including attorneys' fees and all costs, arising from or in connection with any removal, cleanup, restoration, and materials required under this Lease to return the Leased Premises and any other property of whatever nature including any adjoining or adjacent property that has been similarly contaminated by Lessee, its agents, employees, contractors, or invitees to their condition existing prior to the appearance of the Hazardous Materials. To the best of Lessor's knowledge and belief, the Leased Premises is in compliance with all applicable Environmental Laws (meaning any federal, state, or local law or regulation) as of the date on which this Lease is being executed. Lessee does not assume any responsibility to Lessor or any other person with respect to any environmental feature or condition of the Leased Premises that is not caused by Lessee, its agents, employees, contractors or invitees. Lessor agrees to indemnify and hold Lessee harmless from all claims, demands, actions, liabilities, costs, expenses (including reasonable attorneys fees and other costs of defense), damages and obligation of any nature arising from or as a result of any environmental contamination, hazardous waste, hazardous substances, or violation of an Environmental Law attributable to (i) contamination existing prior to the execution of this Lease, or (ii) any cause independent of the acts, negligence or breach of this Lease on the part of Lessee, and its agents, servants, employees, concessionaires, licensees, invitees and customers.

     d. Lessee's obligations under this Paragraph 38 will survive the termination of this Agreement. During any period of time after the termination of this Agreement that Lessee's efforts to complete the remediation of any pollution located on the Leased Premises, or the removal of Hazardous Materials make a new tenancy impractical, Lessee will continue to pay the full rental in accordance with this Agreement, which rental will be prorated daily.

     e. As used in this Agreement, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste that is or becomes regulated by any local governmental authority, the State of Texas, or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance that is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" by the State of Texas, (ii) defined as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq. (42 U.S.C. Section 6903), (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42. Section 9601 et. seq. (42 U.S.C. Section 9601), or (iv) any petroleum-based products regardless of the so-called "petroleum exclusion" in _9601(14) of CERCLA as well as all indigenous components of crude oil such as benzene, toluene, xylene, ethylbenzene, and lead.

     f. Notwithstanding anything contained in Paragraph 38e to the contrary, "Hazardous Material" will not include materials commonly used in the ordinary operations of a computer services company provided that (i) such materials are used and stored in the Leased Premises in quantities ordinarily used and stored for computer services companies and (ii) such materials are not introduced into the buildings plumbing systems or are not otherwise released or discharged in the Leased Premises.

Lessee may terminate this Lease in the event it is notified or discovers that there is contamination in material amounts on the Leased Premises directly affecting Lessee's business operation and such contamination is not caused by Lessee, its agents, employees, contractors invitees or a person over whom it exercises control, provided Lessee notifies Lessor in writing of such knowledge and provides Lessor with verifiable evidence from a registered engineer qualified to make such evaluation and Lessor is unable to remediate or cure such contamination within 120 days of Lessee's written notice.

39. RENTAL PAYMENTS BY CHECK. Upon the second occasion of a check (personal or company check) received from Lessee by Lessor or Lessor's agent for rent hereunder, being declared uncollectable or insufficient upon the first submittal to Lessee's financial institution for payment by Lessor, Lessor's agent or a financial institution of their choice, Lessor or Lessor's agent will have the right to require all subsequent rent payments from Lessee under this Lease be paid to Lessor or Lessor's agent in the form of cashier's check or money order from a financial institution acceptable to Lessor or Lessor's agent.

Also, in the event Lessee's check is declared uncollectable or insufficient as referenced heretofore, Lessee hereby recognizes that rents hereunder have not been paid Lessor and all delinquent charges or other remedies afforded Lessor hereunder are applicable as if no check or other form of payment had been tendered to Lessor or Lessor's agent.

40. LESSOR'S BROKERAGE STATUS. Lessee hereby recognizes Lessor is a licensed Real Estate Broker (License # 0177899) in the State of Texas.

41. COMMISSION. Lessor agrees to pay John Hernandez of Girton & McAllister 3% of the minimum rental each month as the rents are collected

42. LESSEE'S FIRST RIGHT OF REFUSAL TO PURCHASE. Lessee will have the first right of refusal to purchase in the event Lessor receives a written offer to purchase the Leased Premises which Lessor accepts. Upon entering into such purchase agreement with a third party purchaser, Lessor will (a) make note of Lessee's First Right of Refusal to Purchase in such agreement (b) Give Lessee a copy of such third party purchase agreement after which Lessee will have ten
(10) days to enter into an agreement encompassing the same terms and conditions with Lessor to purchase the Leased Premises. Lessee's failure to enter into such agreement will release Lessor to sell the Leased Premises to the third party purchaser. In the event the third party purchase agreement does not close as agreed, Lessee's First Right of Refusal will remain effective and applicable to subsequent offers to purchase the Leased Premises.

43. ACKNOWLEDGEMENT OF LEASE. Upon commencement of this Lease, Lessor and Lessee will execute a recordable acknowledgment of this Lease which is attached as Exhibit C and which will confirm the commencement date, ending date and annual anniversary of the Lease.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed in duplicate originals, this 12th day of August, A.D., 1998.


LESSOR:

/s/ William B. Stringer                         /s/ Cheri Stringer
    William B. Stringer                             Cheri Stringer



LESSEE:  Micro-Media Solutions, Inc.

By: /s/ Jose Chavez
        Jose Chavez, CEO and President

EXHIBIT "A"

A portion of Lot 1, Outlot 7, Division "A" out of the H. and T.C. R.R. Addition, an addition in the City of Austin, Travis County, Texas, according to the map or plat thereof, recorded in Book "Z", Page 188, Plat Records of Travis County, Texas, more particularly described as follows: Being out of the southeast corner of that certain tract of land described in deed from Tom Miller, et ux, to Wm. Cameron & Co., Inc. of record in Book 756, on Page 309-311 of the Deed Records of Travis County, Texas, and beginning at a point in the present cyclone fence located on the east line of the tract so conveyed to Wm. Cameron & Co., Inc., at an iron post in the center of two spur railroad tracts, which point is the southeast corner of a tract of land conveyed by said Wm. Cameron & Co., to J. W. Greene for the N. E. corner of this; THENCE S 22 degrees 55' W along said cyclone fence 192.7 feet to a cross cut in concrete for the southeast corner of this tract, being also the southeast corner of a tract conveyed by Miller, et ux, to Wm. Cameron & co., Inc. which point is in the south line of Lot No. 1, Block No. 7, and is also in the north line of east Sixth Street; THENCE N 67 degrees 7' West along the south line of said Lot 2, in Block 7 and also along the north line of this; THENCE N 22 degrees 55' E 192.7 feet, more or less, to a point in the south line of said tract so conveyed by Wm. Cameron & Co., Inc. to
J. W. Greene for the N. W. corner of this; THENCE S 67 degrees 47' E 158 feet more or less, to the PLACE OF BEGINNING.

EXHIBIT "B"

ESTOPPEL CERTIFICATE

This form is not to be executed at time of lease execution.

The purpose of this certificate is to confirm the current status of matter relating to the Lease described below. It is for the benefit of the owner or prospective purchaser or mortgagee of the building in which the Leased Premises are located.

1. The undersigned is the Lessee under a Lease between William B. & Cheri Stringer, as Lessor, and Micro-Media Solutions, Inc., as Lessee, dated August _____, 1998, on Leased Premises located at 2000 E. 6th Street in Austin, Travis County, Texas. A copy of the fully executed Lease and any amendments or modifications thereto are attached. There are no other modifications or amendments to the above described Lease. The dates of any amendments or modifications are: (put "none" if inapplicable) _____________________.

2. There are no unfulfilled written or verbal promises, representations, or warranties by Lessor.

3. There are no subleases of the Lease Premises or any portions thereof.

4. The Lease (together with any amendments or modifications referred to above) is in good standing and in full force and effect. lessor is not in default. Lessee agrees to give notice of any Lessor default to any purchaser or lender making written request to Lessee for same.

5. Except for rents (if any) which may be due under the Lease for the current month, there are no rents or other charges which have been prepaid by the undersigned Lessee to Lessor under the Lease other than the following:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

6. The amount of security deposit currently posted by Lessee with Lessor is $ _________ in the form of ___ cash or ____ an irrevocable, unconditional letter of credit issued by ___________________________ in favor of Lessor which is still valid.

7. Lessee acknowledges that the space being leased consists of 20,540 "useable" square feet according to the Lease, that the improvements to be constructed by Lessor have been satisfactorily completed, that the lease space has been accepted by Lessee, that Lessee now occupies the lease space, and that the commencement date for the lease term was ___________________________________.

8. There are no rentals which are due and unpaid. Rentals are fully paid (if required by the lease) through the last day of the month in which this estoppel certificate has been executed.

9. There are no known offsets or credits against rental except as expressly provided by the terms of the lease or as disclosed below. There is no known right of rescission and no known defense to Lessee's future obligations to pay the specified rentals at the times and in accordance with the lease terms, except as may be disclosed below. Lessee has not received any concession (rental or otherwise) or similar compensation not expressed in the lease which is presently in effect, except as may be disclosed below.

10. Lessee has not (a) made a general assignment for the benefit of creditors; and (b) commenced any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (c) had any involuntary case, proceeding, or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (d) concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law; or made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or (e) had a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of its property or had any court take jurisdiction of any other of its property.

11. Lessee agrees to furnish Lessor with estoppel letters on this form within 10 days (stating the then-current facts) after written request by Lessor or subsequent owners of the building.

12. Lessee acknowledges that, upon 10 days' prior written request of Lessor's mortgagee at any time after foreclosure proceedings or a deed in lieu of foreclosure, Lessee will attorn to the mortgage or foreclosure purchaser by recognizing such new owner as Lessor under the lease provided that such purchaser will recognize the rights of tenant under the lease as long as tenant is not in default. The agreement of Lessee to attorn will survive any foreclosure sale or deed in lieu of foreclosure. Lessee will, upon 10 days' written notice from Lessor's mortgagee anytime before or after foreclosure sale, execute, acknowledge, and deliver to Lessor's mortgagee all instruments and certificates that in the reasonable judgment of Lessor's mortgagee may be necessary or proper to confirm such attornment.

13. Lessee acknowledges that this estoppel certificate and the statements therein may be conclusively relied upon by Lessor and by any prospective purchaser or lien holder of the Leased Premises.

14. The form of this estoppel certificate may vary, depending on lender or purchaser requirements. It is agreed that this certificate may be modified to conform to reasonable requests by lenders or purchasers.

15. This agreement will be binding upon and will inure to the benefit of the Lessor, any present or future mortgagee, any prospective buyer or master Lessee of the property, and their successors and assigns.

Dated this              day of                , 19    .
           -------------       ---------------    ----
Lessee
       ------------------------------------------------
By
    ---------------------------------------------------

Printed Name of signatory
                          -----------------------------

Title
      -------------------------------------------------

EXHIBIT "C"

ACKNOWLEDGMENT OF LEASE

The undersigned parties acknowledge that the Lease described below is in full force and effect and that Lessee has taken possession of the space.

Date of Lease August 12, 1998
Lessor: William B. & Cheri Stringer
Lessee: Micro-Media Solutions, Inc.
Address of Leased Premises: 2000 E. 6th Street, Austin, Texas, 78702
Legal Description of Leased Premises: Portion of Lot 1 of Outlot 7, Division A of the H & TC Railroad Addition.

The commencement date, annual anniversary date, and ending date of the initial Lease term as defined in Paragraph 2 of the Lease are as follows:

Commencement date: September 30, 1998
Annual Anniversary date: September 1, 1998
Ending date: August 31, 2005

The parties acknowledge that the Lease has not been amended or modified and that this acknowledgment may be filed of record with the Texas Secretary of State or the county where the property is located in order to record (1) Lessee's possession rights to the Leased Premises, and (2) Lessor's contractual landlord lien rights to the extent provided in the lease, over all personal property therein and any security deposit posted by Lessee. The entire Lease is hereby affirmed and incorporated herein. The Lease will cease to be an encumbrance to Lessor's title if Lessor files an affidavit of record, stating that Lessee no longer occupies the Leased Premises and that Lessee's right of possession has been lawfully terminated.

Lessee:                                 Lessor:
          (To be signed at move-in)                (To be signed at move-in)

          Micro-Media Solutions, Inc.              William B. & Cheri Stringer

          By: /s/ Jose Chavez                      /s/ Cheri Stringer
          Title: President & CEO                       Cheri Stringer
          Date Signed: 8/12/1998                   Date Signed: 8/12/98
                                                   /s/ William B. Stringer
                                                       William B. Stringer
                                                   Date Signed: 8/12/98
EXHIBIT "D"

Lessee's Financial Statement

EXHIBIT "E"

LANDLORD'S SUBORDINATION AGREEMENT AND
LIMITED WAIVER OF LANDLORD LIEN RIGHTS

Creditor (lender or vendor)
                            ---------------------------------------------------
Landlord
          ---------------------------------------------------------------------
Debtor (Tenant)
                ---------------------------------------------------------------
Date of Lease between Landlord and Tenant
                                          -------------------------------------
Street Address of Leased Premises
                                  ---------------------------------------------
Collateral (describe Collateral here; be specific)
                                                   ----------------------------

1. SUBORDINATION TO CREDITOR'S LIEN. The Landlord's lien to secure performance of Tenant's lese obligations under the above described lease is hereby subordinated to Creditor's lien, provided that the Creditor's lien (i.e., security agreement or UCC-1 financing statement) is timely recorded as required by the Texas Business Code.

2. WAIVER BY LANDLORD. Landlord waives its right to exercise Landlord's lien by seizure of the Collateral unless (a) Creditor's superior lien has been terminated, or (b) seizure is pursuant to court order with proper protection for the Collateral and at least 10 days written notice to Creditor. Such judicial action will not adversely affect Creditor's superior lien rights in any way.

3. TIME LIMIT ON CREATION OF CREDITOR'S LIEN. The Creditor's lien referred to in this Agreement is limited to security agreements or UCC-1 financing statements securing loans made prior to the date of the above lease, purchase money loans, purchase money installment sales, or lease-purchase agreements entered into heretofore or within 14 days from the date hereof. This Subordination Agreement will not extend to loans, sales contracts, or lease-purchase agreements entered into after such 14-day period.

4. ADDITIONAL CREDITOR'S RIGHTS. As between Landlord and Creditor, Landlord agrees that (a) the Collateral is and will remain personal property notwithstanding the fact that it is or is not affixed to realty, and (b) Creditor may remove at any time all or any part of the Collateral from the Leased Premises. Creditor agrees to reimburse Landlord for any damages caused to the Landlord's premises by Creditor's removal of the Collateral. Without notice or consent of Landlord, Creditor may waive any security interest in the Collateral without waiving its rights under this Agreement.

5. BINDING ON SUCCESSORS. This Agreement is binding upon and will accrue to the benefit of the successors and assigns of Landlord and Creditor and is not effective unless executed by Landlord and Creditor, each receiving a copy.

Name of                                  Name of
Landlord                                 Creditor
          ----------------------------            ----------------------------
By                                       By
   -----------------------------------       ---------------------------------

Title                                    Title
      --------------------------------         -------------------------------

Date                                     Date
     ---------------------------------         -------------------------------

Lessee's Initials              Lessor's Initials
                  ----------                      ----------